UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2007

Commission File Number: 333-137888

ACTING SCOUT INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

     PH1 – 989 Beatty Street,
Vancouver, British Columbia, Canada V6Z 3C2
(Address of principal executive offices)

(604) 408-6955
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2007 Acting Scout Inc. filed an Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to be effective as of September 10, 2007 to decrease its authorized capital from 80,000,000 common shares to 14,000,000 common shares.

In addition, effective as of September 20, 2007 Acting Scout Inc. filed an Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to change its name from Acting Scout Inc. to Goldtown Investments Corp.

Effective as of September 20, 2007 Acting Scout also filed a Certificate of Change to increase its issued and outstanding, and authorized capital, on a basis of fourteen new common shares for every one existing common share, from 11,023,000 issued and outstanding common shares into 154,322,000 issued and outstanding common shares, and from 14,000,000 authorized common shares to 196,000,000 authorized common shares.

Item 8.01 Other Events

The name change also became effective with NASDAQ’s Over-the-Counter Bulletin Board when the market opened on September 20, 2007. Goldtown Investments Corp.’s new symbol is “GTWV”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2007	ACTING SCOUT INC.
(Registrant)

	By:	/s/ Blair Law
President and Chief Executive Officer